ESS Tech Transitions to OTC Trading Platform

Company Intends to Request Review of NYSE Regulation Determination Within Required Ten-Business-Day Period

ESS Remains an SEC Reporting Company and Continues to Focus on all Strategic Transaction Opportunities

WILSONVILLE, Ore. — October 5, 2026 — ESS Tech, Inc. (“ESS” or the “Company”) (GWHT), a leading provider of non-lithium energy storage solutions, today provided an update on the listing status of its common stock.

As of October 5, 2026, ESS common stock may be quoted and traded in the market for unlisted securities (i.e., the “over-the counter” market) under the ticker GWHT.

The platform transition follows the October 2, 2026, notification from the New York Stock Exchange (“NYSE”) that the staff of NYSE Regulation had suspended trading in the common stock immediately and determined to commence delisting proceedings. The determination was made pursuant to Section 802.01B of the NYSE Listed Company Manual, which requires listed companies to maintain an average global market capitalization of at least $15 million over a consecutive 30-trading-day period.

The Company currently intends to request review of NYSE Regulation’s determination by a Committee of the Board of Directors of the NYSE by submitting a written request within ten business days of receiving the notice as permitted pursuant to NYSE procedures.

Shareholders are not required to take any steps related to the suspension. Shares of common stock remain outstanding and continue to be held in the same accounts. The Company also remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and intends to continue filing annual, quarterly and current reports with the SEC.

Our focus remains on the pursuit of all strategic transaction opportunities on an expedited basis that would address the market capitalization issues and enable continuation of the listed company,” said Drew Buckley, Chief Executive Officer of ESS.

About ESS Tech, Inc.

ESS (NYSE: GWH) is a leading provider of non-lithium energy storage solutions designed to deliver safer, more reliable and resilient energy infrastructure. Founded in 2011, ESS develops and deploys energy storage technologies spanning short-, medium- and long-duration applications, including sodium-ion and iron flow battery systems and advanced energy management software. Using abundant, responsibly sourced materials, ESS solutions help utilities, businesses and critical infrastructure operators meet growing energy demand, integrate renewable energy, improve resilience and maximize the value of energy assets. For more information, visit www.essinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may relate to, but are not limited to, the trading of the Company’s common stock in the over-the-counter market, the Company’s efforts and ability to regain compliance with the NYSE’s continued listing standards, statements regarding the Company’s ability to appeal the NYSE’s determination and the Company’s ability to conclude a strategic transaction or business combination. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern the Company’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include risks arising from the suspension of trading in, and delisting of, the Company’s common stock on the NYSE; risks relating to the trading of the Company’s common stock in the over-the-counter market, including reduced liquidity and the potential for further declines in the trading price of the common stock; the Company’s ability to conclude a strategic transaction or business combination; the Company’s ability to appeal a determination from the NYSE; and other risks and uncertainties detailed from time to time in the Company’s reports filed with the SEC. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement.

Company
investors@essinc.com

Investor Relations
Chris Tyson

Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
GWH@mzgroup.us
www.mzgroup.us

Media
Brad Dore
VP, Marketing
ESS, Inc.
brad.dore@essinc.com
916-207-7355